Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-185478) of Westpac Banking Corporation of our report dated 3 November 2014 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Amendment No. 1 on Form 20-F/A.

/s/ PricewaterhouseCoopers
Sydney, Australia
25 March 2015